Exhibit 99.2

AmpliPhi Biosciences Corporation

Amendment to

Offer Letter Agreement

This Amendment to Offer Letter Agreement (this “Amendment”) is entered into by and between AmpliPhi Biosciences Corporation (the “Company”) and Dr. Igor Bilinsky (hereinafter “Employee”) effective as of April 1, 2017 (the “Effective Date”), and as of the Effective Date amends the terms of the Offer Letter Agreement entered into by and between the Company and Employee dated January 27, 2017 (the “Agreement”).

Recitals

Whereas, pursuant to the Agreement, and as more fully set forth therein, Employee is eligible for certain severance benefits, including, but not limited to, salary continuation payments at Employee’s then-current base salary over a period of 12 months (the “Employee Severance Benefits”), in the event of a termination of Employee’s employment with the Company under certain circumstances specified in Section 8 of the Agreement (a “Qualifying Termination”); and

Whereas, the Company has determined that it is in the best interests of the Company and its stockholders to amend the terms of the Agreement to provide that Employee will not be eligible to receive the Employee Severance Benefits in connection with a Qualifying Termination that occurs in connection with certain events, as described herein, and to provide Employee with certain compensation in exchange for entering into this Amendment.

Agreement

In consideration of the mutual promises and covenants herein, the parties hereto, each intending to be legally bound, agree as follows:

1.                  Rights to Employee Severance Benefits. Employee agrees that, as of the Effective Date, Employee will not be eligible to receive the Employee Severance Benefits in connection with a Qualifying Termination if and only if such Qualifying Termination occurs in connection with a Wind-Down Event (defined below) and such Qualifying Termination occurs prior to the earlier of (i) January 1, 2018 and (ii) such time as the Company’s Board of Directors has determined that the Company’s cash and cash equivalents (exclusive in any event of cash invested in or allocated to subsidiaries or companies in which the Company is a stockholder) are sufficient to fund (A) the Company’s operations for at least the 12 months following such determination and (B) the payment of all potential Company liabilities under all then-outstanding obligations related to accrued salaries and wages, accrued vacation (and unused sick days to the extent payment for unused sick days must be paid following the applicable employee’s termination pursuant to applicable law or a contractual agreement with the Company or any of its subsidiaries), potential severance benefit payment obligations, both to the Employee and other service providers of the Company or any of its subsidiaries, including but not limited to the Employee Severance Benefits (the foregoing (A) and (B), collectively, the “Cash Reserve Milestone”). As used herein, a “Wind-Down Event” will be deemed to occur if the Company files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver, administrator, manager, trustee or like official over its property, is a party to any dissolution, winding-up or liquidation or has any such petition filed against it. Nothing in this Amendment will limit Employee’s right to receive the Employee Severance Benefits under the Agreement in connection with a Qualifying Termination that occurs on or after January 1, 2018. Nothing in this Amendment limits Employee’s right to receive the Employee Severance Benefits under the Agreement in connection with a Qualifying Termination that does not occur in connection with a Wind-Down Event.

2.                  Conversion to Debt. In the event of a Qualifying Termination that occurs in connection with a Wind-Down Event prior to the earlier of January 1, 2018 or the achievement of the Cash Reserve Milestone, the Employee Severance Benefits will be an ordinary, unsecured, non-priority debt obligation of the Company. Such debt obligation will be subordinated in right of payment to the Company’s obligations related to: (i) accrued salary and wages, accrued vacation (and unused sick days to the extent payment for unused sick days must be paid following the applicable employee’s termination pursuant to applicable law or a contractual agreement with the Company or any of its subsidiaries), severance obligations to employees who are not executive officers, and other compensatory payments to which employees and consultants are entitled to receive by law; (ii) fees and expenses of attorneys and auditors; (iii) payments due to insurance providers; and (iv) any senior creditors, including banks, lending institutions or other third parties for money borrowed.

3.                  Bonus Opportunity. In consideration of Employee’s agreements pursuant to this Amendment, Employee shall be eligible to receive the following bonus payments in connection with the following capital raising milestones if such milestones occur during Employee’s employment with the Company: (A) if the Company raises, after the date hereof and on or before May 31, 2017, at least $4,000,000 in aggregate gross proceeds from the sale of its equity securities in one or more Financing Transactions (defined below), Employee shall be entitled to receive a lump-sum cash bonus payment (subject to applicable withholdings and payable as soon as reasonably practicable but no later than June 16, 2017) in an amount equal to (x) 32% multiplied by (y) 3.5% multiplied by (z) the gross proceeds raised by the Company from such Financing Transaction(s) after the date hereof and on or before May 31, 2017; and (B) if the Company raises, after the date hereof and on or before December 31, 2017, at least $10,000,000 in aggregate gross proceeds from the sale of its equity securities in one or more Financing Transactions, Employee shall be entitled to receive a lump-sum cash bonus payment (subject to applicable withholdings and payable as soon as reasonably practicable but no later than January 16, 2018) in an amount equal to (x) 32% multiplied by (y) 2% multiplied by (z) the gross proceeds raised by the Company from such Financing Transaction(s) after May 31, 2017 and on or before December 31, 2017. As used herein, a “Financing Transaction” means any transaction involving the sale of the Company’s equity or convertible debt securities that is principally for capital raising purposes, but shall not include any investment by the Company’s Chairman of the Board as of the date of this Amendment (or any affiliated entity) in any existing or newly created subsidiary of the Company located in Australia. A Financing Transaction will also not include (i) any equipment loan or leasing arrangement or real property leasing arrangement or (ii) any sale of the Company’s capital stock pursuant to equity incentive arrangements with employees or directors of or consultants to the Company or any of its subsidiaries.

4.                  Stock Option. In consideration of Employee’s agreements pursuant to this Amendment, Employee shall also be eligible to receive a stock option (the “Option”) under the Company’s 2016 Equity Incentive Plan (the “Plan”) exercisable for 176,411 shares of the Company’s common stock. The Option shall be fully vested as of the date of grant, shall expire on the fourth anniversary of the date of grant, will have a post-separation exercise period that extends until the fourth anniversary of the date of grant, and will be subject to the terms of the Plan, an option grant notice and an option agreement. The exercise price of the Option will be determined in accordance with the terms of the Plan.

5.                  Agreement. The Company and Employee agree that the Agreement is hereby amended by this Amendment as of the Effective Date. Except as expressly provided herein, nothing in this Amendment shall be deemed to modify any terms of the Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

6.                  Further Assurances. Employee agrees to execute and/or cause to be delivered to the Company such instruments and other documents, and shall take such other actions, as the Company may reasonably request for the purpose of carrying out or evidencing this Amendment.

7.                  Legal Advice. Employee acknowledges and represents that Employee has had the opportunity to consult with a legal advisor in connection with this Amendment and that Employee is not relying upon the Company or its outside legal counsel for any legal advice.

8.                  Governing Law. This Amendment shall be governed in all respects by the laws of the State of California, without regard to that State’s conflicts of laws principles.

9.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

[Signature page follows]

In Witness Whereof, this Amendment has been executed by the parties as of the date first above written and is effective as of such date.

AmpliPhi Biosciences Corporation

By:	/s/ Michael S. Perry

Name:	Dr. Michael S. Perry

Title:	Member of Board of Directors

Employee

/s/ Igor Bilinsky
Dr. Igor Bilinsky